Exhibit No. 10 on Form N-1A
                                             Exhibit No. 5 under Item 601/Reg SK

                       FEDERATED ADMINISTRATIVE SERVICES
                           Federated Investors Tower
                           Pittsburgh, PA  15222-3779

                                 March 5, 1996


The Board of Trustees
Federated Investment Trust
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

Gentlemen:

Federated Bond Index Fund, a portfolio of Federated Investment Trust (the "Trust"), proposes to offer and sell one series of shares of beneficial interest (comprised of two classes of shares, Institutional Shares and Institutional Service Shares) representing interests in a portfolio of securities known as Federated Bond Index Fund (all such shares of beneficial interest being herein referred to as "Shares"), in the manner and on the terms set forth in its Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. (File No. 33-00053)

As counsel, I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940, as amended, and the preparation and filing of its Registration Statement under the Securities Act of 1933. I have examined and am familiar with the provisions of the written Declaration of Trust dated October 3, 1995 (the "Declaration of Trust"), the Bylaws of the Trust, and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by us for the purposes of this opinion.

Based upon the foregoing, it is my opinion that:

     1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust; and

     2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                              Very truly yours,



                              By:  /s/ J Crilley Kelly